EXHIBIT 99.1

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

CASTLE BRANDS ACQUIRES STOCK OF AGED BOURBON FOR JEFFERSON’S® BOURBONS

Sells Sam Houston® Bourbon Brand To Concentrate On Fast-Growing Jefferson’s® Bourbons
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NEW YORK, NY, December 2, 2009 — Castle Brands Inc. (NYSE Amex: ROX) announced today that it has acquired a rare stock of aged bourbon which will provide a guaranteed supply for its Jefferson’s and Jefferson’s Reserve very small batch Kentucky bourbons on favorable terms. To concentrate its efforts on the Jefferson’s bourbons, Castle Brands has sold its Sam Houston brand and existing inventory to Western Spirits Beverage Company, LLC for approximately $540,000 in cash.

John Glover, Chief Operating Officer of Castle Brands, said, “We continue to build upon the success of our Jefferson’s very small batch bourbons and see the bourbon category as an area for continued growth. The Jefferson’s brand has strong potential to develop an avid following among bourbon connoisseurs. Our recent introduction of the ultra-rare, ultra-premium 17-year old Jefferson’s Presidential Select bourbon from Louisville’s famed Stitzel-Weller Distillery has been particularly well received. This additional supply of fine bourbon allows us to continue to provide the highest quality very small batch bourbons. We divested the Sam Houston brand so that we can focus our time and resources on the Jefferson’s brand, which has experienced double digit growth during the past year.”

For more information about Jefferson’s bourbons, please visit www.jeffersonsreserve.com.

About Castle Brands Inc.

Castle Brands is an emerging developer and international marketer of premium beverage alcohol brands, including, Boru® Vodka, Gosling’s Rum®, Pallini® LimoncelloTM, RaspicelloTM and PeachcelloTM, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Jefferson’sTM, Jefferson’s Presidential SelectTM and Jefferson’s Reserve® Bourbon, Betts & Scholl wines, Celtic Crossing® Liqueur, Brady’s® Irish Cream and TierrasTM tequila. Additional information concerning the company is available on the company’s website, www.castlebrandsinc.com.

Forward Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, related to the discussion of our business strategies and our expectations concerning future operations and growth and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. You can identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K, as amended, for the year ended March 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the Securities and Exchange Commission.

When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.